FINANCIAL PROFESSIONAL/BROKER CERTIFICATION FOR VARIABLE LIFE AND INDEXED UNIVERSAL LIFE PRODUCTS

Name of Proposed Insured ______________________ Date of Birth ____________ (mm/dd/yyyy)

PROPOSED INSURED INFORMATION

Brokerage Name/Agency Code ______________________

1. Rate Class/Tobacco Class quoted Proposed Insured 1 ______________________
   Proposed Insured 2 ______________________
2. Are you aware of any other information that would adversely affect Proposed Insured's eligibility, acceptability, or insurability?
   Proposed Insured 1 ☐ Yes ☐ No Proposed Insured 2 ☐ Yes ☐ No
   If "Yes," please provide details ______________________
   If "Yes," do not accept money and/or execute a Temporary Insurance Agreement/Receipt.
3. a. Does (do) the Proposed Insured(s) speak and understand English?
   Proposed Insured 1 ☐ Yes ☐ No Proposed Insured 2 ☐ Yes ☐ No
   b. Does the Owner speak and understand English? ☐ Yes ☐ No
4. Did you:
   a. Verify the identity of the Proposed Insured(s) and Owner by reviewing the driver's license, passport or other Government Issued ID?
   Proposed Insured 1: ☐ Yes ☐ No Proposed Insured 2: ☐ Yes ☐ No Owner: ☐ Yes ☐ No
   b. Inquire about the source of the customer's assets and income?
   Proposed Insured 1: ☐ Yes ☐ No Proposed Insured 2: ☐ Yes ☐ No Owner: ☐ Yes ☐ No
   (If "No," to 4.a, b, money may not be taken without Company home office approval.)
   c. Is the *policy/contract* for the benefit of a Politically Exposed Person (PEP)*? ☐ Yes ☐ No
   If Yes, define PEP position and Country: ______________________
   * A Politically Exposed Person (PEP) is defined as: 1. A current or former senior foreign (non-U.S.) political figure; 2. His/her immediate family members (e.g., parents, spouse, sibling, children, in-laws); 3. Close associates - People who are widely and publicly known to maintain a close relationship with the PEP, including people who are in a position to conduct substantial financial transactions on behalf of the PEP; 4. Any corporation, business or other entity that has been formed by, or for the benefit of, the PEP.
5. How long have you known Proposed Insured 1 ____________ Proposed Insured 2 ____________
6. Your relationship, if any, to Proposed Insured 1 ____________ Proposed Insured 2 ____________
7. If Proposed Insured is a child (issue age 0–14), when did you last see child? ____________ (mm/dd/yyyy)

FINANCIAL PROFESSIONAL INFORMATION

8.a.

Financial Professional Name(s)	Financial Professional Number	%	Contact by ☐ Phone ☐ E-mail ☐ Fax Contact or E-mail Address	Annualize Commission Retail Only
				☐ Do not prepay (4) ☐ Prepay (5)
				☐ Do not prepay (4) ☐ Prepay (5)
				☐ Do not prepay (4) ☐ Prepay (5)

8.b. Select Commission Schedule ☐ Semi-Heaped or ☐ Heaped
(Applies only to VUL Optimizer℠ policies **without** the Cash Value Plus Rider.)

RISK TOLERANCE DEFINITIONS

Please use the following as a guide in assessing the Owner's Risk Tolerance, question 9e:

Conservative: investors seeking low volatility and a steady average rate of return potentially equal to or slightly exceeding the targeted rate of return on a fixed-income portfolio by investing a small portion in stocks.

Conservative-Plus: investors seeking potential returns above the average targeted return from a fixed-income portfolio accompanied with some volatility experienced from investing a portion in stocks.

Moderate: investors seeking above average returns with increased volatility experienced from investing in a balanced portfolio of both fixed-income and stocks.

Moderate-Plus: investors seeking high potential returns with the expectation of significant volatility in any given year resulting from a portfolio with more stocks than fixed income.

Aggressive: investors seeking the greatest potential return with extreme volatility in any given year from a portfolio invested mostly in stocks.

ICC11-AXA-FPCert (Var)
Page FPCert 1
X03613_ICC (06/19)

SUITABILITY INFORMATION

THESE QUESTIONS MUST BE COMPLETED BY AXA ADVISORS FINANCIAL PROFESSIONALS FOR VARIABLE AND INDEXED PRODUCTS ONLY. QUESTION 9 m. MUST BE COMPLETED BY ALL DISTRIBUTION CHANNELS.

9. These questions MUST BE COMPLETED with respect to the OWNER

a. Is the Owner affiliated with or employed by a member of FINRA? ☐ Yes ☐ No

b. Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months? ☐ Yes ☐ No
Plan # or Planning Tool Name: ______________________________

c. Investment Time Horizon: ☐ < 5 years ☐ 5–9 years ☐ 10–14 years ☐ 15–19 years ☐ 20+ years

d. Investment Objective: (for this purchase only) ☐ Safety of Principal ☐ Income ☐ Income & Growth ☐ Growth ☐ Aggressive Growth

e. Risk Tolerance: (for this purchase only) ☐ Conservative ☐ Conservative-Plus ☐ Moderate ☐ Moderate-Plus ☐ Aggressive

f. Marital Status: ☐ Single ☐ Married ☐ Widowed ☐ Divorced ☐ Separated ☐ Domestic Partner

g. # of Dependents: ______________ h. Federal Tax Bracket: ______________%

i. Liquid Net Worth $ __________ Est. Monthly Expenses $ __________ Est. Net Monthly Income $ __________

j. Investments/Assets (prior to this investment):

☐ CDs $__________
☐ Stocks $__________
☐ Bonds $__________
☐ Annuities $__________
☐ Retirement Accounts $__________
☐ Investment Real Estate (Net Equity) $__________
☐ Other *(excluding primary residence)* $__________

☐ Mutual Funds
- ☐ Income $__________
- ☐ Growth $__________
- ☐ Aggressive $__________
- ☐ Other Funds $__________

k. Total Investments/Assets $__________
Cash (Checking, Savings, MMA) $__________
Total Investments/ Assets (above) and Cash $__________

l. Investment Experience (in years)—***Complete chart at right***

Investment Experience Chart

	None	< 1	1–4	5+
CDs	☐	☐	☐	☐
Stocks	☐	☐	☐	☐
Bonds	☐	☐	☐	☐
Annuities	☐	☐	☐	☐
Mutual Funds	☐	☐	☐	☐

m. **Source of Funds for this purchase:** (Check box ***and*** circle sub-item(s)). If more than one box is checked, provide % breakdown. (Must add up to 100%)

☐ **Cash:** Death Claim, Gift, Inheritance, Checking, Savings, Money Market, Payroll Deduction, CDs: __________%
☐ **Borrowing:** Mortgage (including Reverse Mortgage), Personal Loan, Credit: __________%
☐ **NQ Annuity or Life Insurance:** (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal): __________%
☐ **Qualified Annuity:** (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal): __________%
☐ **401K, Pension Plans, Other Group Retirement Plans:** __________%
☐ **NQ:** Brokerage, Investment Advisory Assets, Mutual Fund Shares, UIT Shares, Stocks or Bonds: __________%
☐ **Qualified:** Brokerage, ERISA Plan, Investment Advisory Assets, Mutual Funds Shares, UIT Shares, Stocks or Bonds: __________%
☐ **Employer Contribution:** __________%
☐ **Other:** Sale of Car, Home, Business, or Other Asset (specify:______________________), Legal Settlement, Lottery/Gaming Proceeds, Other: ______________________: __________%

ICC11-AXA-FPCert (Var)
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X03613_ICC (06/19)

MUST BE COMPLETED AND SIGNED BY FINANCIAL PROFESSIONAL OR BROKER

I certify that I have successfully communicated to the Proposed Insured(s) and Owner(s) AXA Equitable’s position against stranger originated life insurance (STOLI). I have not promoted or facilitated the promotion of a planned sale or assignment of this proposed policy to a life settlement, viatical, or other secondary market provider or other investor, nor am I aware that the issuance of this proposed policy is being procured or facilitated by any such entity. I have not been involved in any sale or potential sale of a beneficial interest in this proposed policy or interest in an entity owning this proposed policy, nor am I aware of any terms in any Trust documents connected with this proposed policy providing for subsequent transfers of bene?cial interests therein. Further, I am not aware of any discussion with a third party, relative to a potential transfer of an interest in this proposed policy outside of the sales process.

I certify that I have truly and accurately recorded all information supplied by Proposed Insured(s), Owner(s) and any Applicant(s) onto this Application. I know of nothing affecting the insurability of the Proposed Insured(s) which is not fully recorded in this application. I agree to notify AXA Equitable or the Company checked on page 1 of section A of the Application if I am aware there is any material change* to any of the answers or representations made in this Application or its supplements or questionnaires before the full initial premium is paid, the proposed policy is delivered, and all other delivery requirements are completed. I further certify that all sales materials used during the sales process including buyer’s guides and disclosure notices were appropriate and in accordance with regulatory and compliance guidelines.

CERTIFICATION/AGREEMENT I, the agent, have con?rmed the account holder name provided is the actual account holder of the bank information provided.

*A change that may affect the rating or insurability of the Proposed Insured(s) or the overall approval of this Application.

Signature of Licensed Financial Professional/Insurance Broker Date Print Licensed Financial Professional/Insurance Broker’s Name License Number

ICC11-AXA-FPCert (Var) Page FPCert 3 X03613_ICC (06/19)